EXHIBIT 99.2
BACTERIN INTERNATIONAL, INC.
Balance Sheets
As of March 31, 2010 and December 31, 2009

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$280,103	$54,155
Accounts receivable, net of allowance of $88,164 and $81,803, respectively	1,558,944	1,314,418
Notes receivable - trade	426,565	270,565
Notes receivable from stockholder	22,178	-
Inventories, net	5,556,378	5,000,713
Prepaid and other current assets	40,000	30,000
	7,884,168	6,669,851

Property & equipment, net	3,136,498	3,248,096
Intangible assets, net	557,627	554,268
Other assets	13,675	13,675

	$11,591,968	$10,485,890

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Warrant derivative liability	$515,227	$75,231
Accounts payable	1,252,695	1,403,950
Accrued liabilities	571,750	463,630
Notes payable	740,615	1,126,693
Notes payable to stockholders	183,461	183,461
Current portion of capital lease obligations	69,584	85,071
Convertible notes payable ($3,825,000 net of debt discount of $308,837)	3,516,163	820,787
Current portion of long-term debt	1,193,591	1,202,574
	8,043,086	5,361,397

Capital lease obligation, less current portion	17,474	27,074
Long-term debt, less current portion	333,548	412,545
	8,394,108	5,801,016

Stockholders' Equity
Preferred stock, $.0001 par value; 15,000,000 shares authorized; No shares issued and outstanding	-	-
Common stock, $.00001 par value; 135,000,000 shares authorized; 56,501,130 issued and outstanding shares on March 31 2010 and 56,423,125 issued and outstanding shares on December 31, 2009	565	565
Additional paid-in capital	22,394,210	22,238,210
Treasury stock, 117,794 shares	(76,566)	(76,566)
Retained deficit	(19,120,349)	(17,477,335)
	3,197,860	4,684,874

	$11,591,968	$10,485,890

See Accompanying Notes to Financial Statements.

BACTERIN INTERNATIONAL, INC.
Statements of Operations (unaudited)
For the Three Months Ended March 31, 2010 and 2009

	March 31,
	2010	2009
REVENUE:
Product sales	$2,707,124	$1,984,676
Royalties and other	29,309	113,765
TOTAL REVENUE	2,736,433	2,098,441

Cost of product sales	604,622	483,640
GROSS PROFIT	2,131,811	1,614,801

OPERATING EXPENSES:
Selling, general, and administrative	1,671,081	793,032
Compensation expense	1,483,871	720,446
TOTAL OPERATING EXPENSES	3,154,952	1,513,478

INCOME (LOSS) FROM OPERATIONS	(1,023,141)	101,323

INTEREST AND OTHER INCOME (EXPENSE)
Interest expense	(625,797)	(96,161)
Other	5,924	10,867
TOTAL INTEREST AND OTHER INCOME (EXPENSE), NET	(619,873)	(85,294)

NET INCOME (LOSS) BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	(1,643,014)	16,029

BENEFIT (PROVISION) FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(1,643,014)	$16,029

Net income (loss) per share:
Basic	$(.03)	$.00
Shares used in the computation:
Basic	56,461,755	51,217,984

See Accompanying Notes to Financial Statements.

BACTERIN INTERNATIONAL, INC.
Statements of Changes in Stockholders’ Equity (Deficit) (unaudited)
For the Three Months Ended March 31, 2009 and Year Ended December 31, 2009

							Total
	Common Stock		APIC Options/	Additional	Retained	Treasury	stockholders'
	Shares	Amount	Warrants	paid-in capital	Deficit	Stock	equity (deficit)
Balance at December 31, 2008	50,738,134	$507	$3,744,383	$13,229,475	$(13,351,593)	$-	$3,622,772
Private placement	2,437,500	24	13,601	1,936,375	-	-	1,950,000
Conversion of notes to common stock	3,020,285	30	-	2,414,847	-	-	2,414,877
Purchase of treasury stock	(117,794)	-	-	-	-	(76,566)	(76,566)
Warrants for debt issuance	-	-	62183	-	-	-	62,183
Stock-based compensation	345,000	4	561,355	275,991	-	-	837,350
Net loss	-	-	-	-	(4,125,742))	-	(4,125,742)

Balance at December 31, 2009	56,423,125	$565	$4,381,522	$17,856,688	$(17,477,335)	(76,566)	$4,684,874
Issuance of common stock, options and warrants:
Private placement	12,500	-	-	10,000	-	-	10,000
Conversion of notes/interest to common stock	65,505	-	-	52,404	-	-	52,404
Stock based compensation	-	-	93,596	-	-	-	93,596
Warrants for debt/equity issuance	-	-	-	-	-	-	-
Net income	-	-	-	-	(1,643,014)	-	(1,643,014)
Balance at March 31, 2010	56,501,130	565	4,475,118	17,919,092	(19,120,349)	(76,566)	3,197,860

See Accompanying Notes to Financial Statements.

BACTERIN INTERNATIONAL, INC.

Statements of Cash Flows (unaudited)
For the Three Months Ended March 31, 2010 and 2009

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net income (loss)	$(1,643,014)	$16,029
Noncash adjustments:
Depreciation and amortization	164,578	174,766
Stock/option awards for services	93,596	155,794
Provision for losses on accounts receivable and inventory	17,117	4,000
Non-cash interest expense	252,776	5,909
Changes in operating assets and liabilities:
Accounts receivable	(250,887)	(325,432)
Notes receivable - trade	(156,000)	(74,702)
Inventories	(566,421)	(361,584)
Prepaid and other current assets	(10,000)	3,803
Accounts payable	(151,255)	(128,813)
Accrued liabilities	108,120	(48,536)
Net cash provided by operating activities	(2,141,390)	(578,766)

Investing activities:
Purchases of property and equipment	(40,903)	(112,988)
Notes receivable from stockholder	(22,178)	(27,169)
Intangible asset additions	(15,436)	(13,817)
Proceeds on sale of fixed assets	-	-
	(78,517)	(153,974)

Financing activities:
Release on restriction on cash	-	1,000,000
Payments on long-term debt	(87,980)	(23,955)
Proceeds from issuance of convertible debt	3,275,000	-
Payments on convertible debt	(340,000)	-
Payments on notes payable	(386,078)	(500,000)
(Payments on) capital leases	(25,087)	(58,695)
Proceeds from issuance of common stock	10,000	470,000
Payments on notes payable to shareholders	-	(5,171)
	2,445,855	882,179

	225,948	149,439

Cash and cash equivalents at beginning of period	54,155	238,895
Cash and cash equivalents at end of period	$280,103	$388,334

See Accompanying Notes to Financial Statements.

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements
For the Three Months Ended March 31, 2010 and 2009

(1)	Business Description and Summary of Significant Accounting Policies

Business Description

Bacterin International, Inc. (“the “Company” or “Bacterin”) develops, manufactures and markets biologics products to domestic and international markets.  Bacterin’s proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain with a facet joint stabilization, promotion of bone growth in foot and ankle surgery, promotion of skull healing following neurosurgery and cartilage regeneration in knee and other joint surgeries.

Bacterin’s device division develops anti-microbial coatings to inhibit infection based upon proprietary knowledge of the phenotypical changes made by microbes as they sense and adapt to changes in their environment. Bacterin develops, employs, and licenses bioactive coatings for various medical device applications.  Bacterin’s strategic coating initiatives include the inhibition of biofilm formation, local (as opposed to systemic) drug delivery, local (as opposed to systemic) pain management, and anti-thrombotic factors for medical device applications.

Certain Risks and Concentrations

The Company's revenue is derived principally from the sale or license of its medical products, coatings and device implants. The markets in which the Company competes are highly competitive and rapidly changing. Significant technological advances, changes in customer requirements, or the emergence of competitive products with new capabilities or technologies could adversely affect the Company's operating results. The Company's business could be harmed by a decline in demand for, or in the prices of, its products or as a result of, among other factors, any change in pricing or distribution model, increased price competition, changes in government regulations or a failure by the Company to keep up with technological change.  Further, a decline in available tissue donors could have an adverse impact on the business.

Financial instruments subjecting the Company to concentrations of credit risk are accounts and notes receivable. The Company maintains cash, cash equivalents, and short-term investments with various domestic financial institutions. From time to time, the Company's cash balances with its financial institutions may exceed insurance limits.

The Company's customers are worldwide with approximately 93% of sales in the United States for the three months ended  March 31, 2010. One customer accounted for 15% of revenue for the three months ended  March 31, 2010.  One customer accounted for 13%  of the Company's revenue for the three months ended March 31, 2009.  One customer represented 13% of accounts receivable at March 31, 2010 and one customer represented 13% of accounts receivable at March 31, 2009.

Revenue by geographical region is as follows:
	For the three months ended March 31,
	2010	2009
United States	$2,545,661	$1,901,264
Rest of World	192,794	200,402
	$2,738,455	$2,101,666

Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period; the carrying amount of property and equipment and intangible assets; valuation allowances for receivables and deferred income tax assets; and estimates of expected term and volatility in determining stock-based compensation expense. Actual results could differ from those estimates.

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(1)	Business Description and Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.  Cash equivalents are recorded at cost, which approximates market value.

Accounts Receivable and Notes Receivable - Trade

Accounts receivable represents amounts due from customers for which revenue has been recognized. Normal terms on trade accounts receivable are net 30 days and some customers are offered discounts for quick pay.  Notes receivable include amounts due from West Coast Tissue Service, a supplier of donors to the Company. The Company performs credit evaluations when considered necessary, but generally does not require collateral to extend credit.

The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing receivables. The Company determines the allowance based on factors such as historical collection experience, customer's current creditworthiness, customer concentration, age of accounts receivable balance and general economic conditions that may affect a customer's ability to pay. Actual customer collections could differ from estimates. Account balances are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Provisions to the allowance for doubtful accounts are charged to expense. The Company does not have any off-balance sheet credit exposure related to its customers.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined using the specific identification method and includes materials, labor and overhead.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years for computers and equipment, and 30 years for buildings. Repairs and maintenance are expensed as incurred.

Intangible Assets

Intangible assets include costs to acquire and protect Company patents and are carried at cost less accumulated amortization. The Company amortizes these assets on a straight-line basis over their estimated useful lives of 15 years.

Grants

As part of the Company’s efforts to build the development of new technologies, tissue donation and expansion of tissue supply, the Company, may, from time-to-time either provide or receive grants.  These grants receipts are used for research and development efforts.

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(1)	Business Description and Summary of Significant Accounting Policies (Continued)

Revenue Recognition

Revenue is recognized when all of the following criteria are met: a) the Company has entered into a legally binding agreement with the customer; b) the products or services have been delivered; c) the Company's fee for providing the products and services is fixed and determinable; and d) collection of the Company’s fee is probable.

The Company’s policy is to record revenue net of any applicable sales, use, or excise taxes.  If an arrangement includes a right of acceptance or a right to cancel, revenue is recognized when acceptance is received or the right to cancel has expired.

The Company sells to certain customers under consignment arrangements whereby the Company ships product to be stored by the customer.  The customer is required to report the use to the Company and upon such notice the Company invoices the customer.

Research and development services revenue is recognized as performed, based on the incurrence of qualifying costs or achievement of milestones as prescribed in the arrangement.

Research and Development

Research and development costs, which are principally related to internal costs for the development of new technologies and processes for tissue and coatings, are expensed as incurred.

Income Taxes

The Company records income taxes under the asset and liability method as prescribed under FASB Accounting Standards Codification ASC 740, Accounting for Income Taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When applicable, a valuation allowance is established to reduce any deferred tax asset when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  No impairments of long-lived assets have been identified in any of the periods presented.

Net Income (Loss) Per Share

A reconciliation of the denominator used in the calculation of basic and diluted net income (loss) per share is as follows:

Net Income (Loss) Per Share:	March 31,
	2010	2009
Net Income (Loss)	(1,643,014)	$16,030
Weighted average common shares outstanding for basic net income (loss) per share	56,461,755	51,217,984
Dilutive earnings per share are not reported as their effects are anti-dilutive.

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(1)	Business Description and Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation

On January 1, 2006, the Company adopted the provisions of ASC 718-40, for its stock-based compensation plans.  Under ASC 718, stock-based compensation costs are recognized based on the estimated fair value at the grant date for all stock-based awards.  The Company estimates grant date fair values using the Black-Scholes-Merton option pricing model, which requires assumptions of the life of the award and the stock price volatility over the term of the award.  The Company records compensation cost of stock-based awards using the straight line method, which is recorded into earnings over the vesting period of the award.  Pursuant to the income tax provisions included in ASC 718-740, the Company has elected the “short cut method” of computing its hypothetical pool of additional paid-in capital that is available to absorb future tax benefit shortfalls.

Comprehensive Income (Loss)

Comprehensive loss includes net income or loss, as well as other changes in stockholders' equity that result from transactions and economic events other than those with stockholders. The Company currently does not have any transactions that qualify for accounting and inclusion as other comprehensive income (loss).

Fair Value of Financial Instruments

The carrying values of financial instruments, including accounts receivable, notes receivable, accounts payable and other accrued expenses, approximate their fair values.

(2)	Notes Receivable - Trade

Notes receivable consist of the following:

	March 31, 2010	December 31, 2009

West Coast Tissue Service, Inc.	$426,565	$270,565

West Coast Tissue Service, Inc. is a non-profit corporation organized under Section 501(c)(3) of the Internal Revenue Code.  The Company has contracted with West Coast Tissue Service to acquire their donor tissue for use in the Company’s production.  If the Company were unable to continue to receive donor tissue, it may have a material effect on Bacterin’s financial statements and results of operations.  The notes are non-interest bearing and are expected to be repaid during 2010.

(3)	Inventories

Inventories consist of the following:

	March 31,	December 31,
	2010	2009
Raw materials	$178,754	$178.754
Raw materials	1,047,966	1,100,252
Work in process	1,321,402	1,282,080
Finished goods	3,079,012	2,499,627
	5,627,134	5,060,713
Reserve	70,756	60,000
	$5,556,378	$5,000,713

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(4)	Property and Equipment, Net

Property and equipment, net are as follows:

	March 31,	December 31,
	2010	2009
Buildings	$1,613,628	$1,613,628
Equipment	2,616,562	2,575,659
Computer equipment	235,566	235,566
Computer software	140,071	140,071
Furniture and fixtures	75,007	75,007
Leasehold improvements	898,248	898,248
Vehicles	68,306	68,306
Total cost	5,647,388	5,606,485
Less: accumulated depreciation	(2,510,890)	(2,358,389)
	$3,136,498	$3,248,096

Maintenance and repairs expense for the three months ended March 31, 2010 and December 31, 2009, was $25,661 and $43,328, respectively.  Depreciation expense related to property, plant and equipment, including property under capital lease, for the three months ended March 31, 2010 and 2009 was $152,501 and $163,575, respectively.

(5)	Intangible assets

Bacterin has been issued various patents with regards to processes for their products.

The following table sets forth information regarding intangible assets:

Intellectual
Property
As of December 31, 2009:
Gross carrying value	$710,471
Accumulated amortization	(156,203)
Net carrying value	$554,268
As of March 31, 2010:
Gross carrying value	$725,907
Accumulated amortization	(168,280)
Net carrying value	$557,627

Aggregate amortization expense:
December 31, 2009	$46,080
March 31, 2010	$12,077
Estimated amortization expense:
2010	$47,364
2011	$47,364
2012	$47,364
2013	$47,364
2014	$47,364

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(6)	Accrued Liabilities

Accrued liabilities consist of the following:

	March 31,	December 31,
	2010	2009
Credit cards	$-	$10,764
Accrued interest payable	26,073	75,382
Wages payable	545,677	377,484
Other accrued expenses	-	-
	$571,750	$463,630

(7)	Notes Payable

Notes payable consist of the following:

	March 31,	December 31,
	2010	2009
Note payable Kevin Daly	$-	$200,000
Note payable Hamilton Group	240,615	426,693
Notes payable Flathead Bank	500,000	500,000
	$740,615	$1,126,693

The note payable to Kevin Daly was a 30-day note payable bearing interest at 15% and was repaid in January 2010. The notes payable Flathead Bank are 6.5% short-term notes with monthly payments of $3,728 and maturing on June 25, 2010.  The notes payable Hamilton Group is a note due under a factoring contract, secured by accounts receivable.

(8)	Convertible Notes Payable

	March 31,	December 31,
	2010	2009

12% convertible note payable, maturing in 2010, extendable by the Company for two additional three month terms, secured by intellectual property and the raw material inventory, convertible into the securities offered in a future qualified offering, defined as the sale of debt or equity securities generating aggregate gross proceeds of at least $7,000,000,  equal to the lower of $0.80 per share or ninety percent (90%) of  the per share price of the securities sold to investors in the Qualified Financing if one occurs or convertible anytime into common stock at $1.00 per share, restrictive covenants were in compliance as of December 31, 2009
	$3,825,000	$890,000
Less: debt discount	308,837	69,213
	$3,516,163	$820,787

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(9)	Long-Term Debt

Long-term debt consists of the following:

	March 31,	December 31,
	2010	2009

6.5% loan payable to Flathead Bank, $7,278 monthly payments including interest, maturing June 25, 2010, secured by building	$974,274	$976,218

8.50% loan payable to Flathead Bank, $9,329 monthly payments, including interest, maturing in 2012, secured by equipment	269,264	293,052

5.00% loan payable to the City of Belgrade, $3,653 monthly payments, including interest, maturing in 2012, secured by equipment	118,011	141,215

5.00% loan payable to the City of Belgrade, $6,982 monthly payments, including interest, maturing in 2010, secured by equipment	-	39,044

5.00% loan payable to Valley Bank of Belgrade, $4,140 monthly payments including interest, secured by building	165,590	165,590

8.00% loan payable to Valley Bank of Belgrade, $4,140 monthly payments including interest, secured by building	-	-
	1,527,139	1,615,119

Less: Current portion	(1,193,591)	(1,202,574)
	$333,548	$412,545

The following is a summary of maturities due on the long-term debt as of March 31, 2010:

2010	$1,193,591
2011	195,608
2012	137,940
2013	-
Thereafter	-

Total	$1,527,139

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(10)	Capital Leasing Transactions

Future minimum capital and operating lease payments are as follows:

2010	93,752
2011	28,920
2012	-
Thereafter	-

(11)	Notes Payable to Shareholders

Notes payable to shareholders consist of the following:

	March 31,	December 31,
	2010	2009
Note payable shareholders	$76,969	$76,969
Note payable Mitch Godfrey	106,492	106,492
	$183,461	$183,461

During 2009, the Company repurchased stock from two shareholders pursuant to a tender process. These notes were given in payment for the stock and accrued interest at six percent during the initial term with a maturity of September 29, 2009. When the notes were not paid on the initial maturity date, they were automatically extended for an additional four months with a new interest rate of eight percent. If not paid at the second maturity date, these notes will automatically extend for an additional four months at an interest rate of ten percent. The note payable to Mitch Godfrey does not have specified payment terms and bears 6% interest per annum.

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(12)	Stock-Based Compensation

The Company’s 2004 Stock Incentive Plan provides for stock awards, including options and performance stock awards, to be granted to employees, consultants, independent contractors, officers and directors.  Awards are granted at the discretion of the Company’s board of directors, at an exercise price and term determined by the board.  However, exercise prices are not less than the fair market value at the date of grant, and the term of the options is not greater than ten years.  Options generally vest annually over a period of five years.  At March 31, 2010, the Company had approximately 12 million shares available for issuance under the equity plan.

Compensation expense recognized in the statement of operations for the three months ended March 31, 2010 and 2009 is based on awards ultimately expected to vest and reflects an estimate of awards that will be forfeited.  ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The estimated fair value of stock options granted is done using the Black-Sholes method applied to individual grants. Key assumptions used to estimate the fair value of stock awards are as follows:
Risk Free Rate: The risk-free rate is determined by reference to U.S. Treasury yields at or near the time of grant for time periods similar to the expected term of the award.
Expected Term: The Company does not have adequate history to estimate an expected term of stock-based awards, and accordingly, uses the short-cut method as prescribed by Staff Accounting Bulletin 107 to determine an expected term.
Volatility: Since the Company’s stock is not publicly-traded, the Company estimates expected volatility based on peer-companies as prescribed by ASC 718.
Dividend Yield: The dividend yield assumption is based on the Company’s history and expectation of dividend payouts and was 0% as of March 31, 2010 and 2009.

Activity under the Company’s stock option plans was as follows:

	Three months ended March 31, 2010		Three months ended March 31, 2009
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at Jan. 1,	6,706,992	$0.67	3,998,326	$0.59
Granted	145,000	0.48	2,050,000	0.40
Exercised		0.05
Cancelled or expired	(152,500)	0.43	(106,186)	0.043
Outstanding at March 31,	6,699,492	$0.67	5,942,140	$0.64
Exercisable at March 31,	3,112,401	$0.56	1,975,308	$0.44

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(13)	Stock-Based Compensation (continued)

The following table summarizes information concerning non-vested option transactions for the year ended December 31, 2009:

		Weighted
		Average
		Grant Date
		Fair Value
Nonvested Options	Shares	Per Share
Nonvested at January 1, 2009	3,700,091	$0.43
Granted	145,000	0.48
Vested	(115,500)	0.40
Forfeited	(142,500)	0.43
Nonvested at December 31, 2009	3,587,091	$0.43

From time to time the Company may grant stock options to consultants.  The Company accounts for consultant stock options in accordance with ASC 505-50.  Compensation expense for the grant of stock options to consultants is determined based on the estimated fair value of the warrants at the measurement date as defined in ASC 505-50 and is recognized over the vesting period.

In connection with private placements of convertible debt, short-term debt, and common stock, the Company issued warrants to purchase shares of common stock at an exercise price of between $0.5565 and $1.25 per share. During 2009, 80,000 warrants were issued with private placements of common stock, 180,000 warrants were issued with the placement of short-term debt and 220,000 warrants were issued with the placement of convertible notes.  In 2008, 1,390,607, 100,000 and 976,288 warrants were issued in connection with convertible debt, short-term debt and common stock, respectively.  The warrants were exercisable five to seven years from the date of grant. Warrants issued with common stock were recorded as additional paid in capital at the estimated fair market value of $13,601 in 2009 and $348,117 in 2008.  The warrants issued with convertible debt and short-term loans were recorded as interest expense at the estimated fair value of $137,415 in 2009 and $939,545 in 2008 using the following assumptions:

	March 31, 2010	December 31, 2009
Value of underlying common stock (per share)	$.80	$.80
Risk free rate	1.28-1.70%	2.20%
Expected term	2.5-5 years	2,5-5
Dividend yield	0%	0%
Volatility	71%	44-61%

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(14)	Commitments and Contingencies

Operating Leases

The Company leases office facilities under a non-cancelable operating lease agreement with an expiration date in 2013. The Company has the option to extend the lease for another ten year term and has right of first refusal on any sale.  The Company leases additional office facilities under month-to-month arrangements.  Future minimum payments for the next five years and thereafter as  of December 31, 2009, under these leases, are as follows:

2010	$120,000
2011	$120,000
2012	$120,000
2013	$72,258
Thereafter	$-

Rent expense was $38,620 and $34,758 for the three months ended  March 31, 2010 and  2009, respectively.  Rent expense is determined using the straight-line method of the minimum expected rent paid over the term of the agreement.  The Company has no contingent rent agreements.

Warranties and Indemnification

The Company's arrangements generally include certain provisions for indemnifying customers against liabilities if its products or services infringe a third-party's intellectual property rights. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the accompanying financial statements.

The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person's service as a director or officer, including any action by the Company, arising out of that person's services as the Company's director or officer or that person's services provided to any other company or enterprise at the Company's request.

Litigation

From time to time, the Company is involved in legal proceedings arising in the ordinary course of business. The Company believes that the resolution of these matters will not have a material effect on the Company's financial position, results of operations or liquidity.  Legal fees are charged to expense as incurred, unless the probability of incurring a loss is high and the amount can be reasonably estimated, in which case the estimated loss is accrued.

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(15)	Income Taxes

The components of income (loss) before provision for income taxes consist of the following:

	March 31,
	2010	2009
United States	$(1,643,014)	$16,030
	$(1,643,014)	$16,030

The components of the income tax provision are as follows:

Three months Ended March 31,
	2010	2009
Current:
Federal	$-	$-
State	-	-
Total current	-	-
Deferred:
Federal	-	-
State	-	-
Total deferred	-	-
	$-	$-

The reconciliation of income tax attributable to operations computed at the U.S. Federal statutory income tax rate of 35% to income tax expense is as follows:

	Three Months Ended March 31,
	2010	2009
Statutory Federal tax rate	$(575,055)	$5,611
Valuation allowance	676,261	(8,483)
State income taxes, net of Federal benefit	(113,368)	1,106
Nondeductible meals & entertainment expense	12,162	1,766

	$-	$-

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(17)	Income Taxes (continued)

Deferred tax components are as follows:

	March 31,	December 31,
	2010	2009
Deferred tax assets:
Accrued liability for vacation	$85,734	$85,734
Accrued commission expense	73,684	48,318
Bad debt reserve	36,941	34,275
Inventory reserve	29,647	25,140
Net operating loss carryovers	3,833,439	3,654,421
Stock warrant expense	843,321	843,321
Debt issuance expense	1,216,559	846,341
Stock compensation	700,513	661,296
Total deferred tax assets	6,819,838	6,198,846
Valuation allowance	(6,704,404)	(6,057,142)
Net deferred tax assets	115,434	141,704
Deferred tax liabilities:
Depreciation	(152,891	(179,774)
Amortization	37,457	38,070
Total deferred tax liabilities	(115,434)	(141,704)
Net deferred tax assets	$-	$-

The ultimate realization of deferred tax assets is dependent upon the existence, or generation, of taxable income in the periods when those temporary differences and net operating loss carryovers are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryover years, projected future taxable income, available tax planning strategies, and other factors in making this assessment. Based on available evidence, management does not believe it is more likely than not that all of the deferred tax assets will be realized. Accordingly, the Company has established a valuation allowance equal to the net realizable deferred tax assets. The valuation allowance increased by $676,262 and $1,704,002 for the three months ended March 31, 2010 and year ended December 31, 2009, respectively.

At March 31, 2010 and December 31, 2009, the Company had total domestic Federal and state net operating loss carryovers of approximately $9,149,020 and $8,652,555, respectively. Federal net operating loss carryovers expire at various dates between 2027 and 2029, while state net operating loss carryovers expire between 2024 and 2029.

Under the Tax Reform Act of 1986, as amended, the amounts of and benefits from net operating loss carryovers and research and development credits may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period. The Company does not believe that such an ownership change has occurred in 2010 or 2009.

The 2007 through 2009 tax years remain open to examination by the Internal Revenue Service and the 2005 to 2009 tax years remain open to the Montana Department of Revenue. These taxing authorities have the authority to examine those tax years until the applicable statute of limitations expire.  As of March 31, 2010 the federal and state 2009 income tax returns were not filed, however extensions were timely filed.

BACTERIN INTERNATIONAL, INC.

Notes to Unaudited Financial Statements (continued)
For the Three Months Ended March 31, 2010 and 2009

(18)	Employee Benefit Plans

The Company has a SIMPLE IRA retirement plan established for qualified employees.  Qualified employees may defer their salary and the deferrals are matched up to 2% for March 31, 2010 and 3% for 2009 of eligible compensation by the Company.  The plan covers substantially all full-time employees. Under the terms of the plan, participants may contribute up to the lower of $10,500 of their salary or the statutorily prescribed limit to the plan. Employees are eligible the first January after their hire date.   The Company made matching contributions during the three months ended March 31, 2010 and  2009 of $10,956 and $13,970, respectively.

(19)	Supplemental Disclosure of Cash Flow Information

Supplemental cash flow information is as follows:

	March 31,
	2010	2009
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$109,022	$44,675
Income taxes	-	-
Non-cash investing and financing activities:
Acquisition of property and equipment under capital lease	$-	$-
Acquisition of treasury stock using notes payable	$-	$-
Conversion of convertible notes payable into common stock	$-	$-

(20)	Subsequent Events

In April and May 2010, the Company issued an additional $1,425,000 of convertible notes on the same terms as the $550,000 of convertible notes issued in December 2009.  The Company also renegotiated the convertible note agreements issued in December 2009 to include additional warrants as incentives for entering into these agreements so that all note agreements issued have the same terms and incentives.